Exhibit 1.01

Conflict Minerals Report

OF ROCKWELL AUTOMATION, INC.

IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

This is the Conflict Minerals Report of Rockwell Automation, Inc. (the Company or Rockwell Automation) for calendar year 2023 in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Conflict Minerals Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 for such definitions.

I. Introduction

Rockwell Automation is a leading global provider of industrial automation power, control and information solutions. The Company has three operating segments: Intelligent Devices, Software & Control, and Lifecycle Services. The Intelligent Devices segment portfolio includes drives, motion, safety, sensing, industrial components, and configured-to-order products. The Software & Control segment portfolio contains control and visualization software and hardware, information software, and network and security infrastructure, and the Lifecycle Services segment includes consulting, professional services, connected services, and maintenance services.

For calendar year 2023, Rockwell Automation considers all products sold to be in-scope and include:

•	Controllers, electronic operator interface devices, electronic input/output devices, communication and networking products industrial computers and Logix controllers.

•	Rotary and linear motion control products, sensors, and machine safety components.

•

Low and medium voltage electro-mechanical and electronic motor starters, motor and circuit protection devices, AC/DC variable frequency drives, push buttons, signaling devices, termination and protection devices, relays, timers, and condition sensors.

•	Packaged solutions such as configured drives and motor control centers and automation and information solutions for manufacturing applications.

Rockwell Automation’s supply chain is complex and there are multiple tiers between the Company and the mine. Rockwell Automation relies on its suppliers to provide information on the origin of the tin, tantalum, tungsten, and gold (3TG) necessary to the functionality or production of components that are included in Rockwell Automation products. Many Rockwell Automation products contain at least one of the 3TG minerals.

Rockwell Automation’s due diligence processes have been designed in conformance with the due diligence related steps in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, and related Supplements for gold, tantalum, tin and tungsten (OECD Guidance).

II. Reasonable Country of Origin Inquiry

OECD Step 1 – Establish strong company management systems

The Company incorporated leading practices from multi-industry initiatives such as MAPI (Manufacturers Alliance for Productivity and Innovation), EICC (Electronic Industry Citizen Coalition) and GeSI (Global e-Sustainability Initiative) and RMI (Responsible Minerals Initiative) as a part of the development and execution of Rockwell Automation’s conflict minerals compliance program.

Company Policies - Rockwell Automation communicated conflict minerals expectations to suppliers and the public via a Conflict Minerals Supply Chain Statement and a Supplier Code of Conduct, which encourage suppliers to source responsibly, and are available at the following internet website: https://www.rockwellautomation.com/en-us/company/about-us/integrity-sustainability/global-supply-chain-sourcing.html (File Name: Rockwell Automation Conflict Minerals Supply Chain Statement, Supplier Code of Conduct).

Internal Management Team - Rockwell Automation utilized an executive steering committee and relevant staff functions and technical experts (e.g. Legal, Purchasing, Strategic Sourcing, Chemistry & Materials Engineering) to support the Company’s Conflict Minerals program managed by the Strategic Sourcing Compliance Team.

System of Controls and Transparency - Rockwell Automation adopted a conflict minerals transparency contract with the expectation that suppliers provide information regarding the origin of their 3TG in purchase orders and new contracts. The transparency contract language is inserted into existing contracts as they are renewed.

Conflict Minerals documentation was retained based on existing Rockwell Automation process for record retention requiring a 10-year retention period for regulatory filings.

Rockwell Automation used a data management tool to maintain conflict minerals information provided by suppliers.

Supplier Engagement – Rockwell Automation educated its applicable suppliers by providing general conflict minerals information, Responsible Minerals Initiative information, and links to additional resources to highlight requirements, resources available and the importance of conflict minerals investigations during the annual request for information (RFI).

Grievance Mechanism - Anyone can report violations of Rockwell Automation’s policies at https://www.rockwellautomation.com/en-us/company/about-us/contact-us/report-ethical-concerns.html

A secure and confidential service is provided by a third party at

https://secure.ethicspoint.com/domain/media/en/gui/43130/index.html

RCOI list creation and data collection - (not an OECD step)

Due to the complexity and size of its supply chain, Rockwell Automation developed a risk-based approach that focused on direct suppliers that it believed were likely to provide Rockwell Automation with components and/or raw materials containing tin, tantalum, tungsten and gold (3TG).

The smelters and refiners are consolidation points for raw ore and are in the best position in the total supply chain to know the origin of the ores. Rockwell Automation engages its suppliers and encourages them to inform their suppliers and/or smelters and refiners of 3TG supply chain transparency requirements.

Rockwell Automation provided updated training materials on its conflict minerals policies to internal Rockwell Automation employees (e.g. supplier quality, corporate purchasing, strategic sourcing, and compliance personnel).

Rockwell Automation did the following to identify sources of 3TG in its products:

•	Conducted a supply-chain survey with all direct suppliers that it believed were likely to provide components and raw materials containing 3TG.

•	These suppliers were identified based on their alignment with commodities of parts they supply, their supplier status and annual spend.

•

Inquiries requested the use of the template managed by the Responsible Minerals Initiative, known as the Conflict Minerals Reporting Template (the CMRT), to identify smelters and refiners in their supply chain.

•	Customized RFI communications were sent to suppliers who did not provide a requested CRMT in the previous year to get a better response rate.

•	Used an internal data collection team who made initial supplier requests, forwarded responses and/or questions to the Strategic Sourcing Compliance Team and tracked supplier responses.

•	Used an escalation process to drive supplier responses when required.

•

If suppliers did not respond in a designated time frame, the contact with suppliers was escalated to the related Buyers, Sourcing Managers, and ultimately, it was escalated to Sourcing Directors until resolved.

•	Reviewed supplier responses for reasonableness and completeness, and, where appropriate, further inquired of these suppliers to explain their reason for certain answers.

Rockwell Automation received responses from more than 71% of suppliers (412 out of 583 suppliers) contacted, representing 81% of the Company’s in scope supplier spend. Suppliers were in scope if purchases were $50k or greater and procured during calendar year 2023. The entries that appear on the completed Smelter List are the result of Assent’s Smelter Validation Process. The list displays those facilities that are verified to be legitimate smelters or refiners of 3TGs and have been reported by at least one Rockwell Automation supplier.

OECD Step 2 – Identify and assess risk in the supply chain

Rockwell Automation evaluated and assigned the supplier risk based on responses, their completeness and reasonableness evaluation, and their smelter list. Rockwell Automation used the Responsible Minerals Initiative information and publicly available information to determine a smelter or refiner’s country of origin.

Rockwell Automation executives were kept informed of potential risks through the Product Compliance Council meetings sponsored by the Chief Technology Officer.

III. Due Diligence Design and Performance

Due Diligence Design

Rockwell Automation’s due diligence processes have been designed in conformance with the OECD Guidance.

Due Diligence Measures Performed

OECD Step 3 – Design and implement a strategy to respond to identified risks

Rockwell Automation defines identified risk as the potential for a smelter to source from mines that support armed forces in the DRC region. It is not our intent to refrain from sourcing 3TG from the DRC region.

Rockwell Automation identified risk in the supply chain by supporting the audit strategy of 3TG smelters and refiners conducted by third parties through its participation in, and payment of membership dues to, the Responsible Minerals Initiative. Rockwell Automation became a member of the Responsible Minerals Initiative in 2014. (RMI Member identification: RKWL)

New suppliers to Rockwell Automation were subjected to a New Supplier Audit process to understand their conflict minerals engagement. New and existing suppliers were evaluated based on their smelter and refiner information obtained from CMRT declarations and assigned a risk. Rockwell Automation used the Responsible Minerals Initiative information and publicly available information to determine a smelter or refiner’s conflict minerals status.

Rockwell Automation executives were kept informed of risk management actions through the Product Compliance Council meetings sponsored by the Chief Technology Officer.

There was no instance where it was necessary to implement risk mitigation or any corrective actions to suppliers in 2023 based on the suppliers’ assigned risk. Rockwell Automation’s risk mitigation process includes the following steps if smelters or refiners were identified as supporting armed forces activity.

•	Identify the Rockwell components and product affected by this supplier.

•	Identify specific components Rockwell Automation purchased from that supplier’s conflict source to determine whether corrective action is necessary.

•	Establish specific correction actions for each supplier and track actions.

•

If corrective action would be required and the supplier refuses to take actions to change that relationship (through either changing their suppliers or driving their suppliers to source only from conflict free sources) the supplier would be the subject of additional risk mitigation, which could result in suspended trade or disengagement from Rockwell Automation.

OECD Step 4 – Carry out an independent third-party audit of the supply chain due diligence.

Rockwell Automation, as a member of the Responsible Minerals Initiative, supported the audit of smelters and refiners and RMI’s efforts to identify the country of origin of the smelter and refiner 3TG, as described in RMI website http://www.responsiblemineralsinitiative.org/. Rockwell Automation encouraged its suppliers to become members of RMI during our annual request for information.

Rockwell Automation provides the RMI with any unidentified smelter/refiner information received from suppliers for RMI analysis.

OECD Step 5 – Report on supply chain due diligence

Rockwell Automation files its Conflict Minerals Report Form SD annually with the SEC. Rockwell Automation also publishes its Conflict Minerals Report on its website annually at https://www.rockwellautomation.com/global/about-us/overview.page?pagetitle=Global-Supply-Chain-and-Sourcing&docid=619b0006865a65219b764413903d04ca (Rockwell Automation Conflict Mineral SD Form 2022)

IV. Smelter and Refiner Disclosures

Facilities and Country of Origin of 3TG

Schedule 1 lists the smelters and refiners on the Rockwell Automation CMRT. Rockwell Automation’s MRT smelter list contains smelters and refiners that have and have not been evaluated by the Responsible Minerals Initiative. Any smelters and refiners on the Rockwell Automation CMRT identified as sourcing from the DRC region were found to be conformant with the RMI assessment protocol. The data collection was completed as of May 29th, 2024. The Rockwell Automation CMRT list was updated to reflect the facilities confirmed in the RMI CMRT Smelter Reference List. Rockwell Automation cannot verify that all the smelters identified contributed to parts that ended up in Rockwell Automation products based on the information provided by suppliers.

Schedule 2 lists the country of origin (CoO) of the 3TG processed by smelters verified by the Responsible Minerals Initiative and identified by the Rockwell Automation supply chain. All smelters and refiners who source from the DRC region that have been audited by the Responsible Minerals Initiative are conformant with the Responsible Minerals Initiative assessment protocol. The data collection was completed as of May 28th, 2024. Rockwell Automation cannot verify that any of the 3TG processed by smelters in any of the countries identified in Schedule 2 contributed to parts that ended up in Rockwell Automation products based on the information provided by suppliers.

V. Future Measures

Rockwell Automation will undertake the following steps during the next compliance period:

•	Continue to support the Responsible Minerals Initiative and smelter audits through our membership and participation in subcommittees.

•	Continue to share unidentified smelter lists with Responsible Minerals Initiative to assist in identifying legitimate smelters and refiners.

•	Continue to direct suppliers to the Responsible Minerals Initiative organization for information, and encourage them to support the Responsible Minerals Initiative efforts through membership.

Schedule 1

Schedule 1 contains Responsible Minerals Initiative smelters and refiners identified by Rockwell Automation Supply Chain. Smelters and refiners with an asterisk (*) are conformant with the Responsible Minerals Initiative assessment protocol as of May 29th, 2024. All other smelters are either working with RMI to meet the RMI assessment protocol or have either never been audited or have not renewed their audit.

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID003926	Tantalum	5D Production OU		Estonia

CID002763	Gold	8853 S.p.A.		Italy

CID002920	Gold	ABC Refinery Pty Ltd.		Australia

CID002708	Gold	Abington Reldan Metals, LLC	*	United States of America

CID000010	Gold	Academy Precious Metal Materials (Zhaoyuan) Co., Ltd.		China

CID002833	Tungsten	ACL Metais Eireli		Brazil

CID000015	Gold	Advanced Chemical Company		United States of America

CID003185	Gold	African Gold Refinery		Uganda

CID002030	Gold	AGR Mathey	*	Australia

CID000019	Gold	Aida Chemical Industries Co., Ltd.	*	Japan

CID002560	Gold	Al Etihad Gold Refinery DMCC		United Arab Emirates

CID002899	Gold	Al Ghaith Gold		United Arab Emirates

CID003427	Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.		Brazil

CID002760	Gold	Albino Mountinho Lda.		Portugal

CID003500	Gold	Alexy Metals		United States of America

CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	*	Germany

CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	*	Uzbekistan

CID000004	Tungsten	ALMT Sumitomo Group	*	Japan

CID000292	Tin	Alpha Metals	*	United States of America

CID001776	Tantalum	AMG Brasil		Brazil

CID003088	Tantalum	AMG Mining Mibra Mine		Brazil

CID002825	Tin	An Thai Minerals Co., Ltd.		Viet Nam

CID002703	Tin	An Vinh Joint Stock Mineral Processing Company		Viet Nam

CID002714	Tin	Angelcast Enterprise Co., Ltd.		China

CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	*	Brazil

CID000059	Tantalum	Anhui Herrman Impex Co.		China

CID002809	Tin	Arco Alloys		United States of America

CID000077	Gold	Argor-Heraeus S.A.	*	Switzerland

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID003553	Tungsten	Artek LLC		Russian Federation

CID002596	Gold	ARY Aurum Plus		United Arab Emirates

CID000082	Gold	Asahi Pretec Corp.	*	Japan

CID000924	Gold	Asahi Refining Canada Ltd.	*	Canada

CID000090	Gold	Asaka Riken Co., Ltd.	*	Japan

CID000092	Tantalum	Asaka Riken Co., Ltd.		Japan

CID002502	Tungsten	Asia Tungsten Products Vietnam Ltd.	*	Viet Nam

CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.		Turkey

CID002850	Gold	AU Traders and Refiners		South Africa

CID003461	Gold	Augmont Enterprises Private Limited		India

CID002851	Gold	AURA-II		United States of America

CID000113	Gold	Aurubis AG	*	Germany

CID002716	Gold	Austin powder		United States of America

CID002704	Tungsten	Avon Specialty Metals Ltd	*	United Kingdom

CID002705	Tantalum	Avon Specialty Metals Ltd	*	United Kingdom

CID002863	Gold	Bangalore Refinery		India

CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	*	Philippines

CID000141	Gold	Bauer Walser AG		Germany

CID000157	Gold	Boliden AB	*	Sweden

CID001460	Tin	Brand RBT	*	Indonesia

CID000176	Gold	C. Hafner GmbH + Co. KG	*	Germany

CID003421	Gold	C.I Metales Procesados Industriales SAS		Colombia

CID000180	Gold	Caridad		Mexico

CID000185	Gold	CCR Refinery - Glencore Canada Corporation	*	Canada

CID000189	Gold	Cendres + Metaux S.A.		Switzerland

CID003382	Gold	CGR Metalloys Pvt Ltd.		India

CID000208	Gold	Changsanjiao Elc.		China

CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	*	China

CID000213	Gold	Changzhou Chemical Research Institute Co. Ltd.		China

CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	*	China

CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	*	China

CID000231	Gold	Cheong Hing		China

CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	*	China

CID000233	Gold	Chimet S.p.A.	*	Italy

CID000239	Tungsten	China Minmetals Non-ferrous Metals Holding Co., Ltd.		China

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID002641	Tungsten	China Molybdenum Co., Ltd.	*	China

CID001070	Tin	China Tin Group Co., Ltd.	*	China

CID002786	Tin	Chofu Works		Japan

CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	*	China

CID000264	Gold	Chugai Mining	*	Japan

CID000278	Tin	CNMC (Guangxi) PGMA Co., Ltd.		China

CID000281	Tungsten	CNMC (Guangxi) PGMA Co., Ltd.		China

CID000284	Gold	Codelco		Chile

CID004010	Gold	Coimpa Industrial LTDA	*	Brazil

CID000288	Gold	Colt Refining		United States of America

CID000295	Tin	Cooperativa Metalurgica de Rondônia Ltda.		Brazil

CID003402	Tantalum	CP Metals Inc.		United States of America

CID003448	Tungsten	CP Metals Inc.		United States of America

CID002772	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda		Indonesia

CID003486	Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	*	Brazil

CID003524	Tin	CRM Synergies	*	Spain

CID003468	Tungsten	Cronimet Brasil Ltda	*	Brazil

CID002570	Tin	CV Ayi Jaya	*	Indonesia

CID002592	Tin	CV Dua Sekawan		Indonesia

CID000306	Tin	CV Gita Pesona		Indonesia

CID000315	Tin	CV United Smelting		Indonesia

CID002455	Tin	CV Venus Inti Perkasa	*	Indonesia

CID002504	Tantalum	D Block Metals, LLC	*	United States of America

CID003154	Tin	Da Nang Processing Import and Export Joint Stock		Viet Nam

CID000328	Gold	Daejin Indus Co., Ltd.		Korea, Republic Of

CID000333	Gold	DaeryongENC		Korea, Republic Of

CID002349	Tungsten	Daido Steel		Japan

CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.		China

CID002518	Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.		China

CID000345	Tungsten	Dayu Weiliang Tungsten Co., Ltd.		China

CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH		Germany

CID003348	Gold	Dijllah Gold Refinery FZC		United Arab Emirates

CID000362	Gold	DODUCO Contacts and Refining GmbH		Germany

CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.		China

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID000376	Tin	Dongguan City Xida Soldering Tin Products Co.		China

CID004060	Tungsten	DONGKUK INDUSTRIES CO., LTD.		Korea, Republic Of

CID003663	Gold	Dongwu Gold Group		China

CID000401	Gold	Dowa	*	Japan

CID000402	Tin	Dowa	*	Japan

CID003579	Tin	Dragon Silver Holdings Limited		China

CID003831	Tin	DS Myanmar	*	Myanmar

CID000359	Gold	DSC (Do Sung Corporation)	*	Korea, Republic Of

CID000410	Tantalum	Duoluoshan		China

CID002590	Tantalum	E.S.R. Electronics		United States of America

CID000425	Gold	Eco-System Recycling Co., Ltd. East Plant	*	Japan

CID003424	Gold	Eco-System Recycling Co., Ltd. North Plant	*	Japan

CID003425	Gold	Eco-System Recycling Co., Ltd. West Plant	*	Japan

CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company		Viet Nam

CID001322	Gold	Elemetal Refining, LLC		United States of America

CID000438	Tin	EM Vinto	*	Bolivia

CID003487	Gold	Emerald Jewel Industry India Limited (Unit 1)		India

CID003488	Gold	Emerald Jewel Industry India Limited (Unit 2)		India

CID003489	Gold	Emerald Jewel Industry India Limited (Unit 3)		India

CID003490	Gold	Emerald Jewel Industry India Limited (Unit 4)		India

CID002561	Gold	Emirates Gold DMCC		United Arab Emirates

CID000448	Tin	Estanho de Rondonia S.A.	*	Brazil

CID000456	Tantalum	Exotech Inc.		United States of America

CID000460	Tantalum	F&X Electro-Materials Ltd.	*	China

CID003582	Tin	Fabrica Auricchio Industria e Comercio Ltda.	*	Brazil

CID002355	Gold	Faggi Enrico S.p.A.		Italy

CID000466	Tin	Feinhütte Halsbrücke GmbH	*	Germany

CID000468	Tin	Fenix Metals	*	Poland

CID002515	Gold	Fidelity Printers and Refiners Ltd.		Zimbabwe

CID002505	Tantalum	FIR Metals & Resource Ltd.	*	China

CID002584	Gold	Fujairah Gold FZC		United Arab Emirates

CID000498	Tin	Fuji Metal Mining Corp.		Japan

CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.		China

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.		China

CID003609	Tungsten	Fujian Xinlu Tungsten	*	China

CID000523	Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)/Baiyin Nonferrous Metals Corporation		China

CID002531	Tungsten	Ganxian Shirui New Material Co., Ltd.		China

CID002644	Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.		China

CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.		China

CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.		China

CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	*	China

CID000868	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.		China

CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	*	China

CID003580	Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	*	China

CID002536	Tungsten	Ganzhou Yatai Tungsten Co., Ltd.		China

CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.		India

CID002459	Gold	Geib Refining Corporation		United States of America

CID003410	Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.		China

CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant		China

CID002859	Tin	Gejiu Jinye Mineral Company		China

CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC		China

CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	*	China

CID000553	Tin	Gejiu Yunxi Group Corp.		China

CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.		China

CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.		China

CID003417	Tungsten	GEM Co., Ltd.	*	China

CID004506	Gold	GG Refinery Ltd.		Tanzania

CID000564	Tantalum	Global Advanced Metals		United States of America

CID002558	Tantalum	Global Advanced Metals Aizu	*	Japan

CID002557	Tantalum	Global Advanced Metals Boyertown	*	United States of America

CID000568	Tungsten	Global Tungsten & Powders Corp.	*	United States of America

CID003641	Gold	Gold by Gold Colombia	*	Colombia

CID003186	Gold	Gold Coast Refinery		Ghana

CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	*	China

CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM		China

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	*	China

CID000605	Gold	Guangdong Hua Jian Trade Co., Ltd.		China

CID002312	Gold	Guangdong Jinding Gold Limited		China

CID000611	Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI		China

CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	*	China

CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	*	China

CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	*	China

CID002274	Tin	Guangxi Hua Tin Gold Minute Fee, Ltd.		China

CID000626	Tin	Guangxi Nonferrous Metals Group		China

CID000628	Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.		China

CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant		China

CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.		China

CID002544	Tantalum	H.C. Starck Co., Ltd.	*	Thailand

CID002546	Tantalum	H.C. Starck GmbH Laufenburg		Germany

CID000654	Tantalum	H.C. Starck Group		Germany

CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	*	Germany

CID002548	Tantalum	H.C. Starck Inc.	*	United States of America

CID002549	Tantalum	H.C. Starck Ltd.	*	Japan

CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	*	Germany

CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	*	Germany

CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	*	Germany

CID002541	Tungsten	H.C. Starck Tungsten GmbH	*	Germany

CID000670	Gold	Hang Seng Technology		China

CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.		China

CID003978	Tungsten	HANNAE FOR T Co., Ltd.		Korea, Republic Of

CID000683	Tungsten	HC Starck GmbH		Germany

CID000694	Gold	Heimerle + Meule GmbH	*	Germany

CID002519	Gold	Henan Yuguang Gold & Lead Co., Ltd.		China

CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	*	China

CID000707	Gold	Heraeus Metals Hong Kong Ltd.	*	China

CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	*	Germany

CID000718	Gold	Hetai Gold Mineral Guangdong Co., Ltd.		China

CID000720	Tin	Hezhou Jinwei Tin Co., Ltd.		China

CID000731	Tantalum	Hi-Temp Specialty Metals, Inc.		United States of America

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID002635	Tin	Hongqiao Metals (Kunshan) Co., Ltd.		China

CID002739	Gold	Hop Hing Electroplating Factory Zhejiang		China

CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	*	China

CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.		China

CID002365	Tin	Hulterworth Smelter		China

CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	*	China

CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.		China

CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji		China

CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.		China

CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.		China

CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.		China

CID002904	Gold	Hung Cheong Metal Manufacturing Limited		China

CID000778	Gold	HwaSeong CJ CO., LTD.		Korea, Republic Of

CID002649	Tungsten	Hydrometallurg, JSC		Russian Federation

CID000782	Tin	IBF IND Brasileira de Ferroligas Ltda		Brazil

CID000790	Tin	IMPAG AG		Switzerland

CID002587	Gold	Industrial Refining Company		Belgium

CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	*	China

CID002562	Gold	International Precious Metal Refiners		United Arab Emirates

CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	*	Japan

CID000814	Gold	Istanbul Gold Refinery	*	Turkey

CID002765	Gold	Italpreziosi	*	Italy

CID002893	Gold	JALAN & Company		India

CID000823	Gold	Japan Mint	*	Japan

CID000825	Tungsten	Japan New Metals Co., Ltd.	*	Japan

CID000840	Tin	Jiang Jia Wang Technology Co.		China

CID000841	Tin	Jiang Jia Wang Technology Co.		China

CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	*	China

CID000855	Gold	Jiangxi Copper Co., Ltd.	*	China

CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	*	China

CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	*	China

CID000244	Tin	Jiangxi Ketai Advanced Material Co., Ltd.		China

CID002313	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.		China

CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	*	China

CID002493	Tungsten	Jiangxi Richsea New Materials Co., Ltd.		China

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	*	China

CID002842	Tantalum	Jiangxi Tuohong New Raw Material	*	China

CID002647	Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.		China

CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	*	China

CID002535	Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.		China

CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	*	China

CID002819	Tin	Jiangxi Yaosheng Tungsten Co., Ltd.		China

CID000884	Gold	Jin Jinyin Refining Co., Ltd.		China

CID000909	Gold	Jinlong Copper Co., Ltd.		China

CID003191	Tantalum	Jiujiang Janny New Material Co., Ltd.	*	China

CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	*	China

CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	*	China

CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	*	China

CID000920	Gold	Johnson Matthey Inc. (USA)	*	United States of America

CID003408	Tungsten	JSC “Kirovgrad Hard Alloys Plant”		Russian Federation

CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant		Russian Federation

CID000929	Gold	JSC Uralelectromed		Russian Federation

CID000934	Tin	Ju Tai Industrial Co., Ltd.		China

CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	*	Japan

CID003497	Gold	K.A. Rasmussen		Norway

CID002563	Gold	Kaloti Precious Metals		United Arab Emirates

CID000956	Gold	Kazakhmys Smelting LLC		Kazakhstan

CID000957	Gold	Kazzinc	*	Kazakhstan

CID002539	Tantalum	KEMET Blue Metals	*	Mexico

CID002568	Tantalum	KEMET Blue Powder		United States of America

CID000963	Tantalum	KEMET Corp.		United States of America

CID004619	Tungsten	Kenee Mining Corporation Vietnam		Viet Nam

CID000966	Tungsten	Kennametal Fallon	*	United States of America

CID000105	Tungsten	Kennametal Huntsville	*	United States of America

CID000969	Gold	Kennecott Utah Copper LLC	*	United States of America

CID003388	Tungsten	KGETS Co., Ltd.		Korea, Republic Of

CID002511	Gold	KGHM Polska Miedz S.A.	*	Poland

CID000973	Tantalum	King-Tan Tantalum Industry Ltd.		China

CID000981	Gold	Kojima Chemicals Co., Ltd.	*	Japan

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID000988	Gold	Korea Metal Co. Ltd		Korea, Republic Of

CID002605	Gold	Korea Zinc Co., Ltd.	*	Korea, Republic Of

CID000991	Gold	Kosak Seiren		Japan

CID004433	Gold	KP Sanghvi International Pvt Ltd		India

CID003463	Gold	Kundan Care Products Ltd.		India

CID001029	Gold	Kyrgyzaltyn JSC		Kyrgyzstan

CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO		Russian Federation

CID001032	Gold	L’azurde Company For Jewelry		Saudi Arabia

CID002281	Tin	Lian Jing		China

CID003407	Tungsten	Lianyou Metals Co., Ltd.	*	Taiwan, Province Of China

CID004397	Tungsten	Lianyou Resources Co., Ltd.	*	Taiwan, Province Of China

CID001056	Gold	Lingbao Gold Co., Ltd.		China

CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.		China

CID001063	Tin	Linwu Xianggui Smelter Co		China

CID003643	Tungsten	LLC Vostok		Russian Federation

CID002762	Gold	L’Orfebre S.A.	*	Andorra

CID001076	Tantalum	LSM Brasil S.A.	*	Brazil

CID001078	Gold	LS-NIKKO Copper Inc.	*	Korea, Republic Of

CID000689	Gold	LT Metal Ltd.	*	Korea, Republic Of

CID003387	Tin	Luna Smelter, Ltd.	*	Rwanda

CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.		China

CID002382	Tin	M/s ECO Tropical Resources		Singapore

CID001098	Tin	Ma An Shan Shu Guang Smelter Corp.		China

CID003379	Tin	Ma’anshan Weitai Tin Co., Ltd.		China

CID002468	Tin	Magnu’s Minerais Metais e Ligas Ltda.	*	Brazil

CID001005	Tin	Malaysia Smelting Corporation (MSC)		China

CID001105	Tin	Malaysia Smelting Corporation (MSC)	*	Malaysia

CID004434	Tin	Malaysia Smelting Corporation Berhad (Port Klang)		Malaysia

CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	*	China

CID002606	Gold	Marsam Metals		Brazil

CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	*	Viet Nam

CID001112	Tin	Materials Eco-Refining Co., Ltd.		Japan

CID001113	Gold	Materion	*	United States of America

CID001119	Gold	Matsuda Sangyo Co., Ltd.	*	Japan

CID001130	Tin	MCP Metalspecialties, Inc		United States of America

CID003548	Gold	MD Overseas		India

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID002652	Tungsten	Mehra Ferro-Alloys Pvt. Ltd.		India

CID002500	Tin	Melt Metais e Ligas S.A.		Brazil

CID001136	Tin	Metahub Industries Sdn. Bhd.		Malaysia

CID002821	Gold	Metahub Industries Sdn. Bhd.		Malaysia

CID003575	Gold	Metal Concentrators SA (Pty) Ltd.	*	South Africa

CID001142	Tin	Metallic Resources, Inc.	*	United States of America

CID003557	Gold	Metallix Refining Inc.		United States of America

CID002773	Tin	Metallo Belgium N.V.	*	Belgium

CID002774	Tin	Metallo Spain S.L.U.	*	Spain

CID001143	Tin	Metallo-Chimique N.V.		Belgium

CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	*	India

CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	*	China

CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	*	Singapore

CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	*	China

CID001153	Gold	Metalor Technologies S.A.	*	Switzerland

CID001157	Gold	Metalor USA Refining Corporation	*	United States of America

CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	*	Mexico

CID001172	Tin	Minchali Metal Industry Co., Ltd.		Taiwan, Province Of China

CID001173	Tin	Mineracao Taboca S.A.	*	Brazil

CID001175	Tantalum	Mineracao Taboca S.A.	*	Brazil

CID001177	Tin	Ming Li Jia Smelt Metal Factory		China

CID004065	Tin	Mining Minerals Resources SARL	*	Congo, The Democratic Republic Of The

CID001179	Tin	Minmetals Ganzhou Tin Co. Ltd.		China

CID001182	Tin	Minsur	*	Peru

CID001188	Gold	Mitsubishi Materials Corporation	*	Japan

CID001191	Tin	Mitsubishi Materials Corporation	*	Japan

CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	*	Japan

CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	*	Japan

CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	*	India

CID002857	Gold	Modeltech Sdn Bhd		Malaysia

CID002858	Tin	Modeltech Sdn Bhd		Malaysia

CID002845	Tungsten	Moliren Ltd.		Russian Federation

CID002282	Gold	Morris and Watson		New Zealand

CID002866	Gold	Morris and Watson Gold Coast		Australia

CID001204	Gold	Moscow Special Alloys Processing Plant		Russian Federation

CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	*	Turkey

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID004034	Tungsten	Nam Viet Cromit Joint Stock Company		Viet Nam

CID002386	Tantalum	Nantong Tongjie Electrical Co., Ltd.		China

CID001234	Tin	Nathan Trotter & Co., Inc.		United States of America

CID001236	Gold	Navoi Mining and Metallurgical Combinat	*	Uzbekistan

CID001246	Tin	Ney Metals and Alloys		United States of America

CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company		Viet Nam

CID003189	Gold	NH Recytech Company	*	Korea, Republic Of

CID002589	Tungsten	Niagara Refining LLC	*	United States of America

CID001259	Gold	Nihon Material Co., Ltd.	*	Japan

CID001252	Gold	Nihon Superior Co., Ltd.		Japan

CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	*	China

CID002285	Gold	Nohon Material Corporation		Japan

CID001305	Tin	Novosibirsk Processing Plant Ltd.		Russian Federation

CID001200	Tantalum	NPM Silmet AS	*	Estonia

CID003416	Tungsten	NPP Tyazhmetprom LLC		Russian Federation

CID001313	Gold	Nyrstar Metals		United States of America

CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	*	Thailand

CID002517	Tin	O.M. Manufacturing Philippines, Inc.	*	Philippines

CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	*	Austria

CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	*	Japan

CID001326	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)		Russian Federation

CID001328	Gold	OJSC Kolyma Refinery		Russian Federation

CID000493	Gold	OJSC Novosibirsk Refinery		Russian Federation

CID001332	Tin	Old City Metals Processing Co., Ltd.		China

CID003395	Tin	Omodeo A. E S. Metalleghe SRL		Italy

CID003614	Tungsten	OOO “Technolom” 1		Russian Federation

CID003612	Tungsten	OOO “Technolom” 2		Russian Federation

CID001337	Tin	Operaciones Metalurgicas S.A.	*	Bolivia

CID001352	Gold	PAMP S.A.	*	Switzerland

CID001356	Tin	Pan Light Corporation		Taiwan, Province Of China

CID002872	Gold	Pease & Curren		United States of America

CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.		China

CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	*	Philippines

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID002507	Tin	Phoenix Metal Ltd.		Rwanda

CID004068	Tungsten	Plansee Composite Materials GmbH	*	Germany

CID001368	Tantalum	Plansee SE		Austria

CID002540	Tantalum	Plansee SE Liezen		Austria

CID002556	Tantalum	Plansee SE Reutte	*	Austria

CID002919	Gold	Planta Recuperadora de Metales SpA	*	Chile

CID003396	Tantalum	PM Kalco Inc		United States of America

CID002532	Tungsten	Pobedit, JSC		Russian Federation

CID003208	Tin	Pongpipat Company Limited		Myanmar

CID004054	Tantalum	PowerX Ltd.	*	Rwanda

CID002581	Gold	Precious Metals Sales Corp.		United States of America

CID003409	Tin	Precious Minerals and Smelting Limited		India

CID002847	Tantalum	PRG Dooel		NORTH MACEDONIA, REPUBLIC OF

CID001386	Gold	Prioksky Plant of Non-Ferrous Metals		Russian Federation

CID001393	Tin	PT Alam Lestari Kencana		Indonesia

CID001397	Gold	PT Aneka Tambang (Persero) Tbk	*	Indonesia

CID000309	Tin	PT Aries Kencana Sejahtera	*	Indonesia

CID001399	Tin	PT Artha Cipta Langgeng	*	Indonesia

CID001424	Tin	PT ATD Makmur Mandiri Jaya		Indonesia

CID002503	Tin	PT ATD Makmur Mandiri Jaya	*	Indonesia

CID001402	Tin	PT Babel Inti Perkasa	*	Indonesia

CID001406	Tin	PT Babel Surya Alam Lestari	*	Indonesia

CID001409	Tin	PT Bangka Prima Tin		Indonesia

CID002776	Tin	PT Bangka Prima Tin	*	Indonesia

CID001412	Tin	PT Bangka Putra Karya		Indonesia

CID003205	Tin	PT Bangka Serumpun	*	Indonesia

CID001416	Tin	PT Bangka Timah Utama Sejahtera		Indonesia

CID001421	Tin	PT Belitung Industri Sejahtera	*	Indonesia

CID001428	Tin	PT Bukit Timah	*	Indonesia

CID002696	Tin	PT Cipta Persada Mulia	*	Indonesia

CID001434	Tin	PT DS Jaya Abadi		Indonesia

CID001438	Tin	PT Eunindo Usaha Mandiri		Indonesia

CID001442	Tin	PT Fang Di MulTindo		Indonesia

CID001445	Tin	PT HP Metals Indonesia		Indonesia

CID002530	Tin	PT Inti Stania Prima		Indonesia

CID000307	Tin	PT Justindo		Indonesia

CID001448	Tin	PT Karimun Mining		Indonesia

CID002829	Tin	PT Kijang Jaya Mandiri		Indonesia

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID001449	Tin	PT Koba Tin		Indonesia

CID002870	Tin	PT Lautan Harmonis Sejahtera		Indonesia

CID003380	Tin	PT Masbro Alam Stania		Indonesia

CID002835	Tin	PT Menara Cipta Mulia	*	Indonesia

CID001453	Tin	PT Mitra Stania Prima	*	Indonesia

CID003449	Tin	PT Mitra Sukses Globalindo	*	Indonesia

CID001456	Tin	PT Natari		Indonesia

CID002757	Tin	PT O.M. Indonesia		Indonesia

CID001457	Tin	PT Panca Mega Persada		Indonesia

CID000313	Tin	PT Premium Tin Indonesia	*	Indonesia

CID001458	Tin	PT Prima Timah Utama	*	Indonesia

CID003868	Tin	PT Putera Sarana Shakti (PT PSS)	*	Indonesia

CID003381	Tin	PT Rajawali Rimba Perkasa	*	Indonesia

CID002593	Tin	PT Rajehan Ariq	*	Indonesia

CID001419	Tin	PT Refined Bangka Tin		Indonesia

CID001466	Tin	PT Refined Bangka Tin		Indonesia

CID001463	Tin	PT Sariwiguna Binasentosa	*	Indonesia

CID002476	Tin	PT Singkep Times Utama		Indonesia

CID001459	Tin	PT Stanindo Inti Perkasa		Indonesia

CID001468	Tin	PT Stanindo Inti Perkasa	*	Indonesia

CID002816	Tin	PT Sukses Inti Makmur	*	Indonesia

CID001471	Tin	PT Sumber Jaya Indah		Indonesia

CID001476	Tin	PT Supra Sukses Trinusa		Indonesia

CID001486	Tin	PT Timah Nusantara	*	Indonesia

CID001477	Tin	PT Timah Tbk Kundur	*	Indonesia

CID001482	Tin	PT Timah Tbk Mentok	*	Indonesia

CID001490	Tin	PT Tinindo Inter Nusa	*	Indonesia

CID002478	Tin	PT Tirus Putra Mandiri		Indonesia

CID001493	Tin	PT Tommy Utama	*	Indonesia

CID002479	Tin	PT Wahana Perkit Jaya		Indonesia

CID001494	Tin	PT Yinchendo Mining Industry		Indonesia

CID001498	Gold	PX Precinox S.A.	*	Switzerland

CID003324	Gold	QG Refining, LLC		United States of America

CID001508	Tantalum	QuantumClean	*	United States of America

CID001512	Gold	Rand Refinery (Pty) Ltd.	*	South Africa

CID001515	Gold	Realized the Enterprise Co., Ltd.		China

CID000522	Gold	Refinery of Seemine Gold Co., Ltd.		China

CID002582	Gold	REMONDIS PMR B.V.	*	Netherlands

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID002510	Gold	Republic Metals Corporation		United States of America

CID002706	Tin	Resind Industria e Comercio Ltda.	*	Brazil

CID002707	Tantalum	Resind Industria e Comercio Ltda.	*	Brazil

CID001522	Tantalum	RFH	*	China

CID003159	Tantalum	RFH Metals & Chemicals Co., Ltd.	*	China

CID003581	Tin	Rian Resources SDN. BHD.	*	Malaysia

CID002914	Gold	Rio Tinto Group		Australia

CID001534	Gold	Royal Canadian Mint	*	Canada

CID001539	Tin	Rui Da Hung	*	Taiwan, Province Of China

CID002761	Gold	SAAMP		France

CID001546	Gold	Sabin Metal Corp.		United States of America

CID002973	Gold	Safimet S.p.A		Italy

CID002290	Gold	SAFINA A.S.	*	Czech Republic

CID002853	Gold	Sai Refinery		India

CID003666	Gold	Sam Precious Metals		United Arab Emirates

CID001555	Gold	Samduck Precious Metals		Korea, Republic Of

CID001557	Tin	Samhwa non-ferrorus Metal ind.co.ltd		Korea, Republic Of

CID001562	Gold	Samwon Metals Corp.		Korea, Republic Of

CID003529	Gold	Sancus ZFS (L’Orfebre, SA)		Colombia

CID002538	Tungsten	Sanher Tungsten Vietnam Co., Ltd.		Viet Nam

CID002777	Gold	SAXONIA Edelmetalle GmbH		Germany

CID001573	Gold	Schone Edelmetaal B.V.		Netherlands

CID003540	Gold	Sellem Industries Ltd.		Mauritania

CID001585	Gold	SEMPSA Joyeria Plateria S.A.	*	Spain

CID001604	Gold	Shan Dong Huangjin		China

CID001605	Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.		China

CID001606	Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.		China

CID001607	Gold	Shandon Jin Jinyin Refining Limited		China

CID001612	Gold	Shandong Hengbang Smelter Co., Ltd.		China

CID002525	Gold	Shandong Humon Smelting Co., Ltd.		China

CID001616	Gold	Shandong Penglai Gold Smelter		China

CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.		China

CID002614	Gold	Shandong Yanggu Xiangguang Co., Ltd.		China

CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	*	China

CID001634	Tantalum	Shanghai Jiangxi Metals Co., Ltd.		China

CID001642	Tin	ShangHai YueQiang Metal Products Co., LTD		China

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID002750	Gold	Shenzhen CuiLu Gold Co., Ltd.		China

CID001692	Gold	Shenzhen Heng Zhong Industry Co., Ltd.		China

CID001694	Tin	Shenzhen Hong Chang Metal Manufacturing Factory		China

CID002527	Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.		China

CID004430	Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	*	China

CID002588	Gold	Shirpur Gold Refinery Ltd.		India

CID001731	Tin	Sichuan Guanghan Jiangnan Casting Smelters		China

CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	*	China

CID002408	Tin	Sigma Tin Alloy Co., Ltd.		China

CID002516	Gold	Singway Technology Co., Ltd.		Taiwan, Province Of China

CID001745	Gold	Sino-Platinum Metals Co., Ltd.		China

CID001748	Tin	Sizer Metals PTE Ltd		Singapore

CID001754	Gold	So Accurate Group, Inc.		United States of America

CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals		Russian Federation

CID001758	Tin	Soft Metais Ltda.	*	Brazil

CID001761	Gold	Solar Applied Materials Technology Corp.	*	Taiwan, Province Of China

CID002436	Tin	Solder Court Ltd.		China

CID001769	Tantalum	Solikamsk Magnesium Works OAO		Russian Federation

CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City		China

CID003383	Gold	Sovereign Metals		India

CID002411	Tin	Spectro Alloys Corp.		United States of America

CID003153	Gold	State Research Institute Center for Physical Sciences and Technology		Lithuania

CID002567	Gold	Sudan Gold Refinery		Sudan

CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	*	Japan

CID002918	Gold	SungEel HiMetal Co., Ltd.	*	Korea, Republic Of

CID001808	Gold	Suntain Co., Ltd.		Taiwan, Province Of China

CID001810	Gold	Super Dragon Technology Co., Ltd.		Taiwan, Province Of China

CID002756	Tin	Super Ligas	*	Brazil

CID001822	Tin	Suzhou Nuonengda Chemical Co., Ltd.		China

CID002743	Gold	SuZhou ShenChuang Recycling Ltd.		China

CID001826	Gold	Suzhou Xingrui Noble		China

CID002580	Gold	T.C.A S.p.A	*	Italy

CID001840	Gold	Tai Perng		Indonesia

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID001841	Tin	Tai Perng		Japan

CID001845	Tin	Taicang City Nancang Metal Material Co., Ltd.		China

CID002566	Tantalum	Taike Technology(Suzhou)Co.,Ltd.		China

CID001851	Tin	Taiwan High-Tech Co., Ltd.		Taiwan, Province Of China

CID001852	Tin	Taiwan Huanliang		Taiwan, Province Of China

CID001857	Gold	Taiwan Totai Co., Ltd.		Taiwan, Province Of China

CID001859	Tin	Taiwan’s Lofty Enterprises Ltd.		Taiwan, Province Of China

CID001862	Gold	TAIZHOU CHANGSANJIAO CO.,LTD		China

CID001869	Tantalum	Taki Chemical Co., Ltd.	*	Japan

CID001873	Tin	Tamura		China

CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	*	Japan

CID001879	Tantalum	Tantalite Resources		South Africa

CID001882	Tin	TAP		United States of America

CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.		Viet Nam

CID001891	Tantalum	Telex Metals	*	United States of America

CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.		Viet Nam

CID001897	Tin	Thailand Mine Factory		Thailand

CID001898	Tin	Thaisarco	*	Thailand

CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	*	China

CID001920	Tin	Three Green Surface Technology Limited Company		China

CID001929	Tin	Tianshui Ling Bo Technology Co., Ltd.		China

CID001932	Tin	Tin Plating Gejiu		China

CID003325	Tin	Tin Technology & Refining	*	United States of America

CID001938	Gold	Tokuriki Honten Co., Ltd.	*	Japan

CID001943	Tin	TONG LONG		China

CID001946	Tin	Tongding Group		Bolivia

CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.		China

CID002615	Gold	TOO Tau-Ken-Altyn	*	Kazakhstan

CID001954	Tin	Top-Team Technology (Shenzhen) Ltd.		China

CID001955	Gold	Torecom	*	Korea, Republic Of

CID002423	Tungsten	Toshiba Material Co., Ltd.		Japan

CID002571	Tantalum	Tranzact, Inc.		United States of America

CID003474	Tin	TRATHO Metal Quimica	*	Brazil

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID002745	Gold	Tsai Brother Industries		Taiwan, Province Of China

CID003195	Gold	TSK Pretech		Korea, Republic Of

CID002659	Tungsten	Tungsten Diversified Industries LLC		United States of America

CID003993	Tungsten	Tungsten Vietnam Joint Stock Company	*	Viet Nam

CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company		Viet Nam

CID001969	Tantalum	Ulba Metallurgical Plant JSC	*	Kazakhstan

CID002861	Tantalum	ULVAC Inc.		Japan

CID001977	Gold	Umicore Brasil Ltda.		Brazil

CID002314	Gold	Umicore Precious Metals Thailand		Thailand

CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	*	Belgium

CID002724	Tungsten	Unecha Refractory metals plant		Russian Federation

CID001993	Gold	United Precious Metal Refining, Inc.	*	United States of America

CID002854	Gold	Universal Precious Metals Refining Zambia		Zambia

CID001998	Tin	Untracore Co., Ltd.		Thailand

CID003498	Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	*	China

CID002003	Gold	Valcambi S.A.	*	Switzerland

CID003617	Gold	Value Trading		Belgium

CID002009	Gold	Viagra Di Precious Metals (Zhaoyuan) Co., Ltd.		China

CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.		Viet Nam

CID002015	Tin	VQB Mineral and Trading Group JSC		Viet Nam

CID002023	Gold	Wang Ting		China

CID003615	Gold	WEEEREFINING	*	France

CID002027	Tin	Welley		Taiwan, Province Of China

CID002035	Tin	Westfalenzinn		Germany

CID002042	Tin	Westmetall GmbH & Co.KG		Germany

CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	*	Brazil

CID002778	Gold	WIELAND Edelmetalle GmbH	*	Germany

CID002044	Tungsten	Wolfram Bergbau und Hutten AG	*	Austria

CID002047	Tungsten	WOLFRAM Company CJSC		Russian Federation

CID002843	Tungsten	Woltech Korea Co., Ltd.		Korea, Republic Of

CID002057	Tin	Wujiang City Luxe Tin Factory		China

CID002063	Gold	Wuzhong Group		China

CID002428	Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.		China

CID002076	Gold	Xiamen Jinbo Metal Co., Ltd.		China

Smelter ID	Metal	Smelter Name	Conformant	Smelter Country
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	*	China

CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	*	China

CID002946	Tin	Xianghualing Tin Industry Co., Ltd.		China

CID003973	Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	*	China

CID002090	Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.		China

CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.		China

CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.		China

CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	*	China

CID002099	Tin	Xuri		China

CID002100	Gold	Yamakin Co., Ltd.	*	Japan

CID002102	Gold	Yamato Denki Ind. Co., Ltd.		Japan

CID003583	Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	*	China

CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.		China

CID002121	Tin	Yifeng Tin		China

CID002123	Tin	Yiquan Manufacturing		China

CID002129	Gold	Yokohama Metal Co., Ltd.	*	Japan

CID003662	Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.		China

CID002147	Tin	Yuecheng Tin Co., Ltd.		China

CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	*	China

CID002162	Tin	Yunnan Chengo Electric Smelting Plant		China

CID000197	Gold	Yunnan Copper Industry Co., Ltd.		China

CID002164	Tin	Yunnan Copper Zinc Industry Co., Ltd.		China

CID002166	Tin	Yunnan Gejiu Smelting Corp.		China

CID002491	Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)		China

CID002173	Tin	Yunnan Industrial Co., Ltd.		China

CID002309	Tin	Yunnan Malipo Baiyi Kuangye Co.		China

CID002177	Gold	Yunnan Metallurgical Group Co., Ltd		China

CID002180	Tin	Yunnan Tin Company Limited	*	China

CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	*	China

CID002195	Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.		China

CID002201	Gold	Zhaojun Maifu		China

CID002205	Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory		China

CID002214	Gold	Zhongkuang Gold Industry Co., Ltd.		China

CID002219	Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.		China

CID002220	Tin	Zhongshan Jinye Smelting Co.,Ltd		China

CID002221	Gold	Zhongshan Poison Material Proprietary Co., Ltd.		China

CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	*	China

CID002231	Gold	Zhuhai Toxic Materials Monopoly Ltd.		China

CID002232	Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.		China

CID002236	Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.		China

CID002529	Gold	Zhuzhou Smelting Group Co., Ltd.		China

Schedule 2

This Schedule 2 contains a list of Countries of Origin believed to be associated with the Responsible Minerals Sourcing Initiative smelters listed in Schedule 1.

ANDORRA, AUSTRALIA, AUSTRIA, BELGIUM, BOLIVIA (PLURINATIONAL STATE OF), BRAZIL, CANADA, CHILE, CHINA, COLOMBIA, CONGO (THE DEMOCRATIC REPUBLIC OF THE), CZECH REPUBLIC, ESTONIA, FRANCE, GERMANY, GHANA, INDIA, INDONESIA, ITALY, JAPAN, KAZAKHSTAN, KOREA (REPUBLIC OF), KYRGYZSTAN, LITHUANIA, MALAYSIA, MAURITANIA, MEXICO, MYANMAR, NETHERLANDS, NEW ZEALAND, NORTH MACEDONIA (REPUBLIC OF), NORWAY, PERU, PHILIPPINES, POLAND, PORTUGAL, RUSSIAN FEDERATION, RWANDA, SAUDI ARABIA, SINGAPORE, SOUTH AFRICA, SPAIN, SUDAN, SWEDEN, SWITZERLAND, TAIWAN (PROVINCE OF CHINA), THAILAND, TURKEY, UGANDA, UNITED ARAB EMIRATES, UNITED KINGDOM, UNITED STATES OF AMERICA, UZBEKISTAN, VIET NAM, ZAMBIA, ZIMBABWE, TANZANIA.